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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion and incorporation by reference in this registration statement on Form S-4 of our report dated March 20, 1998, on our audits of the consolidated financial statements of Chesapeake Energy Corporation as of December 31, 1997 and for the six month period then ended, and as of June 30, 1997 and 1996 and for the years then ended. We also consent to the references to our firm under the caption "Experts".


                                                  /s/ COOPERS & LYBRAND L.L.P.
                                                  ------------------------------
                                                  COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
June 17, 1998